SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                March 4, 2004
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

                                  MICHIGAN                                                                             38-0751137

                (State or other jurisdiction of                                                                   (I.R.S. Employer
                     incorporation or organization)                                                              Identification No.)

            1284 North Telegraph Road, Monroe, Michigan                                            48162-3390

                   (Address of principal executive offices)                                                     (Zip Code)

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name, former address and former fiscal year, if changed since last report.)

Item 5:  Other Event.
On March 4, 2004, La-Z-Boy Incorporated announced the appointment of a new board member.    A copy of the press release is attached hereto as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: March 4, 2004

BY: /S/ —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY INCORPORATED APPOINTS MEL MARTINEZ TO ITS BOARD

        MONROE, Mich., March 4, 2004 – La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced the appointment of Mel Martinez, former United States Secretary of Housing and Urban Development, to its board of directors. La-Z-Boy’s board appointed Mr. Martinez in a special meeting on Wednesday.

        Patrick H. Norton, La-Z-Boy’s chairman, said, “We are very pleased that Mel Martinez, an outstanding individual and exceptional public servant, has agreed to accept appointment to our board. His global experience while at the Cabinet level will prove invaluable in helping La-Z-Boy successfully navigate within an increasingly global furniture industry.  Also, his intimate knowledge of the housing industry, which has a strong corollary relationship with furniture, affords him a unique perspective on our industry and will be of immense value.”

        Martinez was called to Washington by President George W. Bush to serve in his cabinet as the nation’s 12th Housing and Urban Development Secretary, where he was unanimously confirmed by the United State Senate and took his oath of office on January 24, 2001. After serving three years as the HUD secretary, he returned to Florida to seek the Republican nomination for the United States Senate.

        Prior to serving in Washington, Martinez was elected to serve as Orange County Chairman – the top administrative position of one of Florida’s largest counties. Elected in 1998, he quickly earned a reputation as a bold leader, a tax-cutter, and a champion of law enforcement and education.

        Martinez came to Florida from his native Cuba at age 15 as a part of a humanitarian program led by the Catholic Church that helped over 14,000 Cuban children escape Communist Cuba, and lived with foster families for four years until he and his family were reunited in Orlando.

        Upon graduating from Law School, Mr. Martinez joined an Orlando law firm and became involved in various youth, business and civic organizations including serving as Chairman of the Orlando Housing Authority, Chairman of the Orlando Utilities Commission, Vice Chairman of Catholic Charities and many others.

        Martinez and his wife of 33 years, Kitty, have 3 children and 2 grandchildren.

        “Mel has been an agent of positive change throughout his career and we enthusiastically look forward to the contributions he will make to our board and our corporation,” Norton added.

        With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers and marketers. La-Z-Boy’s operating units produce furniture for every room of the home and office, and the company is also a leading manufacturer of hospitality and assisted-living contract furniture and specialized health care seating. The La-Z-Boy Incorporated Upholstery family of companies includes Alexvale, Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group, and Sam Moore, while the Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea, and Pennsylvania House.

        Additional information about the company is available at www.la-z-boy.com, and an e-mail service is also available which provides notification of news releases, SEC filings and investor conference calls. You can sign up for this service at http://my.lazboy.com/mygallery/investor_relations.htm.